EXHIBIT 99.1
                                    [FORM OF]
                             SUBSCRIPTION AGREEMENT

                             RUBINCON VENTURES INC.
                             A DELAWARE CORPORATION


RUBINCON  VENTURES  INC.
4761  Cove  Cliff  Road
North  Vancouver,  British  Columbia
Canada,  V7G  1H8

ATTENTION:     MR.  TED  REIMCHEN
     PRESIDENT  AND  DIRECTOR

     The undersigned hereby subscribes for and agrees to purchase the number of shares of Common Stock ("Shares") of RUBINCON VENTURES INC., a Delaware corporation (the "Company"), specified in Section A below, on the terms and conditions described herein. The Company may, in its sole discretion, accept or reject any subscription or any part thereof.

A. SUBSCRIPTION AND METHOD OF PAYMENT. The undersigned hereby irrevocably subscribes for the following number of Shares in consideration for the total purchase price indicated.

     ________________________         x     ___________          =
$_______________
Number  of  Shares  Subscribed  for     Cost per Share            Total Purchase
Price

B. REPRESENTATIONS, WARRANTIES AND COVENANTS. The undersigned acknowledges, represents, warrants and covenants as follows:

1 The undersigned has carefully read this Subscription Agreement and the attached Prospectus dated _____, 2003 and has relied exclusively on the information provided or made available to the undersigned in writing by the Company, including information from books and records of the Company, and/or his, her or its own investigation of the Company. The undersigned acknowledges that all documents, records and books of the Company pertaining to this investment have been made available for inspection to the undersigned or the undersigned's attorney and/or advisor(s).

2. An investment in the Shares is speculative and involves certain risks, including the possible loss of an investor's entire investment. The Company is subject to significant risks including, but not limited to, the following: (i) the Company is in the exploration stage and has not had significant operations since its inception; (ii) as a exploration stage company, the Company has had virtually no revenues from sales or operations; (iii) in order to achieve its quotes, the Company will have to raise additional capital; (iv) no assurances can be given that a market will develop for the Company's product; and (v) the subscriber's investment may be subject to substantial deterioration in value.

3. The address set forth below is the undersigned's true and correct address and residence. The undersigned has no current intention of becoming a resident of any other state of jurisdiction in the foreseeable future.

4. The undersigned has all requisite power, authority and capacity to acquire and hold the Shares to execute, deliver and comply with the terms of



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each of the instruments required to be executed and delivered by the undersigned in connection with the subscription for the Shares as contemplated by this Subscription Agreement and the attached Prospectus, and such execution, delivery and compliance do not conflict with, or constitute a default under, any instruments governing the undersigned, any law, regulation or order, or any agreement to which the undersigned is a party or by which the undersigned may be bound.

C.     MISCELLANOUS

1. The undersigned agrees that the undersigned may not cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned's heirs, executors, administrators, successors and assigns, who shall execute a substantially similar agreement.

2. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered or when sent by registered mail, return receipt requested, addressed to the other party at the address of such party set forth in this Subscription Agreement, as amended from time to time, or to such other address furnished by notice given in accordance with this paragraph.

3. This Subscription Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties hereto.

4. This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware without giving effect to conflicts of laws provisions. The undersigned hereby agrees that any suit, action or proceeding with respect to this Subscription Agreement, any amendments or any replacements hereof, and any transactions relating hereto shall be brought in the courts of, or the State or Federal courts in, the State of Delaware, and the undersigned hereby irrevocably consents and submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding. The undersigned hereby waives, and agrees not to assert against the Company or any assignee thereof, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, (a) any claim that he or she is not personally subject to the jurisdiction of the above-named courts or that his/her/its property is exempt or immune from setoff, execution or attachment, either prior to judgment or in execution thereof, and (b) to the extent permitted by applicable law, any claim that such suit, action or proceeding is brought in an inconvenient forum or that the venue of suit, action or proceeding is improper or that this Subscription Agreement or any amendments or any replacements hereof may not be enforced in or by such courts. Venue for such actions as set forth above is intended to be exclusive.

The foregoing Subscription Agreement is signed, and the terms are agreed to this
day  of               ,  2003.

PURCHASER(S):
                    (Signature)                    (Signature)


               (Print  Name)                    (Print  Name)


               (Address)                    (Address)



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NOTE:     For Joint Tenants or Tenants-in-Common, both or all parties must sign.
Please  also  indicate  the  interest  of  each  Investor.


Receipt is hereby acknowledged of the amount first written in connection with and on the terms and subject to the conditions set forth in this share subscription:



DATED:                    ,  2003

                                        RUBINCON  VENTURES  INC.


                                        Per:
                                        ----
                                        Authorized  Signatory



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